As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALOMAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-3972551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7979 Ivanhoe Avenue, Suite 500 La Jolla, California	92037
(Address of principal executive offices)	(Zip code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full title of the plans)

Mac Armstrong

Chief Executive Officer

Palomar Holdings, Inc.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(619) 567-5290

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael S. Kagnoff, Esq.

Patrick J. O’Malley, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 743,189 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan; and (ii) 240,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan, which are the same class as those securities previously registered on (i) effective Form S-8 filed with the Securities and Exchange Commission on April 16, 2019 (File No. 333-230908); (ii) effective Form S-8 filed with the Securities and Exchange Commission on March 6, 2020 (File No.333-236957); (iii) effective Form S-8 filed with the Securities and Exchange Commission on May 7, 2021 (File No.333-255860); (iv) effective Form S-8 filed with the Securities and Exchange Commission on February 24, 2022 (File No.333-263002); and (v) effective Form S-8 filed the Securities and Exchange Commission on March 1, 2023 (File No.333-270155). The contents of the foregoing Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1

Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 27, 2022).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 27, 2022).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on April 8, 2019).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1#

2019 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 15, 2019).

99.2#	2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 15, 2019).

107.1	Filing Fee Table.

#	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in La Jolla, California, on the 23nd day of February, 2024.

Palomar Holdings, Inc.

By:	/s/ MAC ARMSTRONG
Mac Armstrong Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Mac Armstrong and Christopher Uchida, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAC ARMSTRONG	Chairman of the Board and Chief Executive Officer	February 23, 2024
Mac Armstrong	(Principal Executive Officer)

/s/ T. CHRISTOPHER UCHIDA	Chief Financial Officer	February 23, 2024
T. Christopher Uchida	(Principal Financial and Accounting Officer)

/s/ DARYL BRADLEY	Director	February 23, 2024
Daryl Bradley

/s/ CATRIONA M. FALLON	Director	February 23, 2024
Catriona M. Fallon

/s/ DAINA MIDDLETON	Director	February 23, 2024
Daina Middleton

/s/ MARTHA NOTARAS	Director	February 23, 2024
Martha Notaras

/s/ RICHARD H. TAKETA	Director	February 23, 2024
Richard H. Taketa